Exhibit 10.1

AMENDMENT NO. 2 TO TAX RECEIVABLE AGREEMENT

Amendment, dated as of May 30, 2022 (this “Amendment”) among KKR Holdings L.P., a Delaware limited partnership (“KKR Holdings”), KKR Holdings (AIV) L.P., a Delaware limited partnership (“KKR Holdings AIV”), KKR & Co. Inc., a Delaware corporation (“Parent”) and KKR Group Holdings Corp., a Delaware corporation (collectively, the “Parties”), to the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, KKR Holdings, Parent and the other parties thereto executed and delivered a Tax Receivable Agreement, dated as of July 14, 2010, as amended from time to time (as so amended, the “Agreement”) pursuant to which the parties thereto agreed the allocation of certain payments due in connection with the Exchanges as provided in the Agreement;

WHEREAS, on September 3, 2021, KKR Holdings, KKR Holdings AIV and Parent entered into an Assignment and Assumption Tax Receivable Agreement pursuant to which, among other things, Holdings assigned to Holdings AIV certain of its rights under the Agreement relating to potential future Exchanges subsequent to the date of such agreement and Holdings AIV became a party to the Agreement;

WHEREAS, on October 8, 2021, KKR Holdings, Parent, KKR Group Holdings Corp., KKR Group Partnership L.P., KKR Holdings GP Limited, KKR Associates Holdings L.P., KKR Associates Holdings GP Limited and KKR Management LLP entered into a Reorganization Agreement (the “Reorganization Agreement”) pursuant to which it was contemplated that, among other transactions, an internal reorganization would occur whereby KKR Holdings and Parent would become jointly owned by a new parent company;

WHEREAS, pursuant to the terms of the Reorganization Agreement, in connection with such internal reorganization it was contemplated that following the Final Exchange (as defined below) the Parties hereto would amend the Agreement so as to terminate the Agreement with respect to any Exchanges that occur thereafter;

WHEREAS, on May 18, 2022, the Parties hereto consummated an Exchange subject to the terms of this Agreement (the “Final Exchange”) and following such Final Exchange and in accordance with the Reorganization Agreement, the Parties hereby desire to make certain amendments to the Agreement for any Exchanges that occur after the date hereof; and

WHEREAS, the Agreement is a “Covered Agreement” pursuant to the charter of the conflicts committee of the board of directors of Parent and, in accordance with such charter, the approval of the Committee was obtained on October 6, 2021 with respect to the Reorganization Agreement and the transactions contemplated thereby, including this Amendment.

Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Amendment to Section 1.01 of the Agreement. The following definitions are hereby added to the Agreement in proper alphabetical order:

“Future Exchanges” means any and all Exchanges occurring after the TRA Amendment Effective Time.

“TRA Amendment Effective Time” means 12:01 am Eastern Time on May 30, 2022.

2.	Amendment to Article IV of the Agreement. Section 4.04 shall be added to Article IV of the Agreement as follows:

“Section 4.04 Termination with respect to Future Exchanges. Notwithstanding any other provision of this Agreement to the contrary, no payment under this Agreement shall be made with respect to any Exchange that occurs on or after the TRA Amendment Effective Time and this Agreement shall be considered terminated with respect to such Exchanges, provided that, notwithstanding such termination, all obligations of the Parent and its subsidiaries to make payments arising under this Agreement with respect to any Exchanges completed prior to the TRA Amendment Effective Time shall remain outstanding and subject to the provisions of this Agreement.”

3.	Miscellaneous. Sections 7.01 through 7.08, 7.13, 7.15 and 7.18 of the Agreement shall apply to this Amendment, mutatis mutandis. No amendment to the Agreement shall be required to the extent any entity becomes a successor of any of the parties thereto.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first above written.

KKR HOLDINGS L.P.

By:	KKR Holdings GP Limited, its general partner

By:	/s/ David J. Sorkin
	Name:	David J. Sorkin
	Title:	Director

KKR HOLDINGS (AIV) L.P.

By:	KKR Holdings GP Limited, its general partner

By:	/s/ Robert H. Lewin
	Name:	Robert H. Lewin
	Title:	Director

KKR & CO. INC.

By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary

KKR GROUP HOLDINGS CORP.

By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary

[Signature Page to Amendment to Tax Receivable Agreement]